Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

GANNETT CO., INC.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 10, 2016
10:00 a.m.

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107

Instructions on how to obtain
directions to the Gannett Co., Inc. Annual
Meeting are available in the proxy statement which
can be viewed at www.proxydocs.com/gci.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 10, 2016.

Notice is hereby given that the Annual Meeting of Stockholders of Gannett Co., Inc. will be held at 7950 Jones Branch Drive, McLean, VA on May 10, 2016 at 10:00 a.m.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/gci

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 28, 2016 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	ELECTION OF DIRECTORS: Nominees are:
	1a.	John E. Cody	1c.	Robert J. Dickey	1e.	Lila Ibrahim	1g.	John Jeffry Louis	1i.	Debra A. Sandler
	1b.	Stephen W. Coll	1d.	Donald E. Felsinger	1f.	Lawrence S. Kramer	1h.	Tony A. Prophet	1j.	Chloe R. Sladden
2.	COMPANY PROPOSAL TO RATIFY the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.
3.	COMPANY PROPOSAL TO APPROVE the Company’s 2015 Omnibus Incentive Compensation Plan.
4.	COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the compensation of the Company’s named executive officers.

The Board of Directors recommends a vote of “1 YEAR” on Proposal 5.
5.	COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the frequency of future stockholder advisory votes on executive compensation.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/gci

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 9, 2016 (or until 11:59 p.m. (CT) on May 5, 2016 for 401(k) participants).

•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

:	Internet/Mobile – Access the Internet and go to www.investorelections.com/gci. Follow the instructions to log in and order copies.

(	Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

*	Email – Send us an email at paper@investorelections.com with “GCI Materials Request” in the subject line. The email must include:

	•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

	•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

	•	If you choose email delivery you must include the email address.

	•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax ID Number in the email.

Commencing on March 23, 2016, Gannett Co., Inc. will disseminate the following message via e-mail to current or former employees of Gannett Co., Inc. or to stockholders who chosen to receive communications and to submit voting instructions via the Internet.

www.proxypush.com/gci

NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE GANNETT CO., INC. 2016 ANNUAL MEETING OF STOCKHOLDERS

FROM:  Elizabeth A. Allen, Secretary, Gannett Co., Inc.

You are receiving this e-mail notice because you are a current or former employee of Gannett Co., Inc. or you have chosen to receive shareholder communications and to submit voting instructions via the Internet (you may change this choice at any time). Please read these instructions carefully before proceeding.

This Notice relates to Gannett shares registered directly in your name with our transfer agent Wells Fargo Shareowner Services, shares held in certificate form, shares held in the Gannett Co., Inc. 401(k) Savings Plan or shares held in the TEGNA Inc. 401(k) Savings Plan, and contains instructions on how to vote those shares.  If you also hold Gannett shares in an account at a brokerage firm, bank, broker-dealer or other institution, you will receive a separate Notice from that institution with instructions on how to vote those shares.

This is a notification of the:

Gannett Co., Inc.

2016 Annual Meeting of Stockholders

MEETING DATE: May 10, 2016

RECORD DATE: March 14, 2016

CONTROL NUMBER: 131058621399

Gannett’s Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/gci.

To obtain a printer-friendly version of these proxy materials, you need to have installed the Adobe Acrobat Reader program on your computer. If you do not have Adobe Acrobat Reader, click on the following link: http://get.adobe.com/reader

To view these proxy materials and submit your voting instructions, click on the following link: www.proxydocs.com/gci. You will need to enter the CONTROL NUMBER found above along with the last 4 digits of your Social Security Number.

Voting is accepted up to 11:59 p.m. Central Time on May 9, 2016. If you own Gannett shares in the Gannett Co., Inc. 401(k) Savings Plan or the TEGNA Inc. 401(k) Savings Plan, you must vote those shares by 11:59 p.m. Central Time on May 5, 2016 to allow time for your shares to be properly voted.

If you would prefer e-mail delivery of the proxy materials or hard copy delivery of the proxy materials by the U.S. Postal Service, go to www.proxydocs.com/gci.  You will need to enter the CONTROL NUMBER found above along with the last 4 digits of your Social Security Number.

There is no charge for this service. Only ordinary costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, may apply.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.

*Please do not reply to this e-mail. This e-mail is for informational purposes only.